EXHIBIT 99.1

                      GEL TECH, L.L.C. FINANCIAL STATEMENTS

                                GEL TECH, L.L.C.
                          INDEX TO FINANCIAL STATEMENTS


Financial Statements                                                        Page
--------------------                                                        ----
  Independent Auditors' Report                                               F-2

  Balance Sheets as of September 30, 2001 (Unaudited)
   and December 31, 2000 and 1999                                            F-3

  Statements of Operations for the nine months ended
   September 30, 2001 and 2000 (Unaudited) and for the
   years ended December 31, 2000 and 1999                                    F-4

  Statements of Changes in Members' Equity for the
   nine months ended September 30, 2001 (Unaudited) and
   for the years ended December 31, 2000 and 1999                            F-5

  Statements of Cash Flows for the nine months ended
   September 30, 2001 and 2000 (Unaudited) and for the
   years ended December 31, 2000 and 1999                                    F-6

  Notes to Financial Statements                                              F-7

                          INDEPENDENT AUDITORS' REPORT

To the Members
Gel Tech, L.L.C.

We have audited the accompanying balance sheets of Gel Tech, L.L.C. as of December 31, 2000 and 1999 and the related statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gel Tech, L.L.C. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                        Angell & Deering
                                        Certified Public Accountants

Denver, Colorado
February 10, 2001

                                GEL TECH, L.L.C.
                                 BALANCE SHEETS
                       SEPTEMBER 30, 2001 (UNAUDITED) AND
                           DECEMBER 31, 2000 AND 1999

                                     ASSETS
                                                            September 30,   December 31,   December 31,
                                                                2001           2000            1999
                                                             -----------    -----------    -----------
                                                             (Unaudited)

Current Assets:
  Cash and cash equivalents                                  $   997,555    $ 1,170,515    $ 2,678,909
  Restricted cash                                                     --      1,166,339             --
  Accounts receivable - trade, net of allowance for
   doubtful accounts of $120,855, $28,598 and $25,000          2,522,015      3,514,565      6,636,904
  Inventories                                                  1,215,775      2,147,961        370,984
  Prepaid expenses                                                77,871         37,269        101,769
                                                             -----------    -----------    -----------

     Total Current Assets                                      4,813,216      8,036,649      9,788,566
                                                             -----------    -----------    -----------
Property and Equipment, at cost:
  Office furniture and equipment                                  38,895         36,655         34,992
  Leasehold improvements                                           2,112          2,112             --
                                                             -----------    -----------    -----------
                                                                  41,007         38,767         34,992
  Less accumulated depreciation                                  (17,669)       (11,592)        (4,739)
                                                             -----------    -----------    -----------

     Net Property and Equipment                                   23,338         27,175         30,253
                                                             -----------    -----------    -----------

     Total Assets                                            $ 4,836,554    $ 8,063,824    $ 9,818,819
                                                             ===========    ===========    ===========

                         LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
  Accounts payable:
    Trade                                                    $   369,580    $ 2,781,311    $ 1,304,036
    Related entities                                              39,255         57,750         88,523
  Accrued expenses                                               672,320        368,699        516,760
  Sales returns and allowances                                   716,957        807,968      1,157,244
  Note payable                                                 1,000,000      1,000,000             --
                                                             -----------    -----------    -----------

     Total Current Liabilities                                 2,798,112      5,015,728      3,066,563
                                                             -----------    -----------    -----------

Commitments and Contingencies                                         --             --             --

Members' equity                                                2,038,442      3,048,096      6,752,256
                                                             -----------    -----------    -----------

     Total Liabilities and Members' Equity                   $ 4,836,554    $ 8,063,824    $ 9,818,819
                                                             ===========    ===========    ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                                GEL TECH, L.L.C.
                            STATEMENTS OF OPERATIONS
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

                                                Nine Months Ended September 30,     Year Ended December 31,
                                                -------------------------------  ----------------------------
                                                     2001            2000            2000            1999
                                                 ------------    ------------    ------------    ------------
                                                          (Unaudited)
Net sales                                        $ 10,563,714    $  6,141,449    $ 10,817,286    $  9,593,447

Cost of sales                                       2,847,093       2,202,598       3,410,904       2,703,509
                                                 ------------    ------------    ------------    ------------

     Gross Profit                                   7,716,621       3,938,851       7,406,382       6,889,938

Operating expenses                                  8,471,044       6,572,785      13,660,585       3,263,180
Research and development                              201,841         336,884         433,560         241,893
                                                 ------------    ------------    ------------    ------------

     Income (Loss) From Operations                   (956,264)     (2,970,818)     (6,687,763)      3,384,865
                                                 ------------    ------------    ------------    ------------
Other Income (Expense):
  Interest and other income                            55,200          70,256         100,032          50,428
  Interest expense                                   (108,590)        (41,062)        (80,182)             --
                                                 ------------    ------------    ------------    ------------

     Total Other Income (Expense)                     (53,390)         29,194          19,850          50,428
                                                 ------------    ------------    ------------    ------------

     Net Income (Loss)                           $ (1,009,654)   $ (2,941,624)   $ (6,667,913)   $  3,435,293
                                                 ============    ============    ============    ============

                     The accompanying notes are an integral
                       part of these financial statements.

                                GEL TECH, L.L.C.
                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                      Members'
                                                                       Equity
                                                                    -----------
Balance at January 27, 1999 (date of inception)                     $        --

Member capital contribution                                           3,500,000

Distribution to member                                                 (183,037)

Net income                                                            3,435,293
                                                                    -----------

Balance at December 31, 1999                                          6,752,256

Members capital contributions                                         5,000,000

Distributions to members                                             (2,036,247)

Net loss                                                             (6,667,913)
                                                                    -----------

Balance at December 31, 2000                                          3,048,096

Net loss (unaudited)                                                 (1,009,654)
                                                                    -----------

Balance at September 30, 2001 (unaudited)                           $ 2,038,442
                                                                    ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                                GEL TECH, L.L.C.
                            STATEMENTS OF CASH FLOWS
      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                     Nine Months Ended September 30,    Year Ended December 31,
                                                                     -------------------------------   --------------------------
                                                                           2001          2000             2000            1999
                                                                       -----------    -----------      -----------    -----------
                                                                               (Unaudited)
Cash Flows From Operating Activities:
 Net income (loss)                                                     $(1,009,654)   $(2,941,624)     $(6,667,913)   $ 3,435,293
 Adjustments to reconcile net income (loss) to net cash
   (used) by operating activities:
    Depreciation                                                             6,077          4,915            7,756          4,739
    Provision for bad debts                                                114,403             --           25,000         25,000
    Changes in assets and liabilities:
     Restricted cash                                                     1,166,339             --       (1,166,339)            --
     Accounts receivable                                                   878,147      5,683,309        3,097,339     (6,661,904)
     Inventories                                                           932,186     (2,803,882)      (1,776,977)      (370,984)
     Prepaid expenses                                                      (40,602)       (98,010)          64,500       (101,769)
     Accounts payable and accrued expenses                              (2,126,605)      (844,925)       1,298,441      1,909,319
     Sales returns and allowances                                          (91,011)      (523,552)        (349,276)     1,157,244
                                                                       -----------    -----------      -----------    -----------

          Net Cash (Used) By Operating Activities                         (170,720)    (1,523,769)      (5,467,469)      (603,062)
                                                                       -----------    -----------      -----------    -----------
Cash Flows From Investing Activities:
 Capital expenditures                                                       (2,240)        (1,663)          (7,940)       (34,992)
 Proceeds from disposal of equipment                                            --             --            3,262             --
                                                                       -----------    -----------      -----------    -----------

          Net Cash (Used) By Investing Activities                           (2,240)        (1,663)          (4,678)       (34,992)
                                                                       -----------    -----------      -----------    -----------
Cash Flows From Financing Activities:
 Members capital contributions                                                  --             --        5,000,000      3,500,000
 Distributions to members                                                       --     (2,036,247)      (2,036,247)      (183,037)
 Proceeds from borrowing                                                 1,500,000      1,293,550        1,000,000             --
 Principal payments on notes payable                                    (1,500,000)            --               --             --
                                                                       -----------    -----------      -----------    -----------

          Net Cash Provided (Used) By Financing Activities                      --       (742,697)       3,963,753      3,316,963
                                                                       -----------    -----------      -----------    -----------

          Net Increase (Decrease) in Cash and Cash Equivalents            (172,960)    (2,268,129)      (1,508,394)     2,678,909

          Cash and Cash Equivalents at Beginning of Period               1,170,515      2,678,909        2,678,909             --
                                                                       -----------    -----------      -----------    -----------

          Cash and Cash Equivalents at End of Period                   $   997,555    $   410,780      $ 1,170,515    $ 2,678,909
                                                                       ===========    ===========      ===========    ===========
Supplemental Disclosure of Cash Flow Information:
 Cash paid during the period for:
  Interest                                                               $   108,590    $    12,374    $    59,866    $        --
  Income taxes                                                                    --             --             --             --

                     The accompanying notes are an integral
                       part of these financial statements.

                                GEL TECH, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     Gel Tech, L.L.C. (the "Company") was organized on January 27, 1999 as a limited liability company. The Company was formed for the purpose of developing, marketing and selling homeopathic remedies utilizing a zinc-based nasal gel technology or other homeopathic nasal gels. The operations of the Company are governed by an Operating Agreement between the Company's members.

     The term of the Operating Agreement extends through December 31, 2024 unless extended by mutual agreement or terminated as outlined in the Agreement.

     The ownership interests of the Company at December 31, 2000, are as follows:

          Gum Tech International, Inc. ("Gum Tech")                      60%
          Zensano, Inc. ("Zensano")                                      40%

     Upon the approval of a majority of the managers, the Company shall make minimum distributions of the Company's net available cash flow (as defined in the Operating Agreement) in the amount of 40% of estimated taxable income, at such times as are required to pay the members' income tax liabilities and estimated taxes, if any, by virtue of their ownership interest in the Company.

     Gum Tech has an option to purchase Zensano's interest in the Company at Gum Tech's sole discretion. If Gum Tech exercises its option, Gum Tech shall pay Zensano in cash, issue shares of Gum Tech stock to Zensano, or pay Zensano a combination of cash and Gum Tech common stock in exchange for
     Zensano's interest in the Company. The fair market value of the consideration to be issued to Zensano shall be equal to the fair market value of Zensano's interest in the Company at the time Gum Tech exercises its option.

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     The financial statements as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000 are unaudited, however, in the opinion of management of the Company, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial statements for the interim periods have been made.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out pricing method.

     PROPERTY AND EQUIPMENT

     Depreciation of the primary asset classifications is calculated based on the following estimated useful lives using the straight-line method.

          Classification                                    Useful Life in Years
          --------------                                    --------------------

          Office furniture and equipment                             5
          Leasehold improvements                                     5

     Depreciation of property and equipment charged to operations is $7,756 and $4,739 for the years ended December 31, 2000 and 1999, respectively.

                                GEL TECH, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION

     The Company recognizes revenue from product sales upon shipment to the customer, net of an allowance for sales returns.

     LONG-LIVED ASSETS

     When facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of the recoverability is performed by comparing the carrying value of the assets to the projected future cash flows. Upon indication that the carrying value of such assets may not be recoverable, the Company recognizes an impairment loss by a charge against current operations.

     SHIPPING AND HANDLING COSTS

     The Company includes shipping and handling costs in cost of sales.

     INCOME TAXES

     The Company is taxed as a partnership under the rules of the Internal Revenue Code and files an information return. All tax consequences including tax credits flow directly to the partners. The financial statements do not reflect a provision for income taxes.

     ADVERTISING

     The Company advertises primarily through television, radio and print media. The Company's policy is to expense advertising costs, including production costs, as incurred. Advertising expense was $10,108,176 and $1,340,387 for the years ended December 31, 2000 and 1999, respectively.

     RENT EXPENSE

     The Company leases its office facilities under an operating lease on a month to month basis. Rental expense charged to operations was $39,012 and $30,967 for the years ended December 31, 2000 and 1999, respectively.

     CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     ESTIMATES

     The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS

     Certain 1999 amounts have been reclassified to conform to the 2000 presentation.

2.   RESTRICTED CASH

     Cash of $1,166,339 and $ -- at December 31, 2000 and 1999, respectively was held as collateral by a bank for letters of credit issued to a vendor for the Company's advertising campaign.

                                GEL TECH, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS


3.   INVENTORIES

     Inventories at December 31, 2000 and 1999 consist of the following:

                                                           2000          1999
                                                        ----------    ----------
     Raw materials and packaging                        $1,167,464    $  213,981
     Work in process                                            --        59,121
     Finished goods                                        980,497        97,882
                                                        ----------    ----------

          Total                                         $2,147,961    $  370,984
                                                        ==========    ==========

4.   NOTES PAYABLE

     BANK

     $1,000,000  line of  credit  due in 2001 with
     interest  at 3% above prime (9.5% at December
     31,   2000),   collateralized   by   accounts
     receivable, inventory, property and equipment
     and   intangible   assets  of  the   Company.
     Advances under the line of credit are limited
     to  50% of the  Company's  eligible  accounts
     receivable  plus  cash on  deposit  with  the
     bank.   The  loan   also   contains   various
     financial   covenants   regarding   liquidity
     percentages  and the Company must  maintain a
     profit  on a  quarterly  basis.  The bank has
     waived the net income covenant on a quarterly
     basis in 2000.                                    $1,000,000     $      --
                                                       ==========     =========

5.   RELATED PARTY TRANSACTIONS

     Certain accounting, management and administrative services, warehouse space, and other services are provided by Gum Tech for the Company. In addition, the Company is charged by Gum Tech for numerous other expenses incurred on behalf of the Company. The costs charged to the Company were $651,417 and $210,386 for the years ended December 31, 2000 and 1999, respectively.

     The Company had a payable to Gum Tech of $57,750 and $88,523 at December 31, 2000 and 1999, respectively. The Company paid interest on the amounts owed to Gum Tech of $31,693 and $ -- for the years ended December 31, 2000 and 1999, respectively.

6.   LITIGATION

     On November 9, 1999, The Quigley Corporation commenced a civil action against Gum Tech and Gel Tech in the United States District Court for the Eastern District of Pennsylvania. The complaint alleges that Zicam(TM) Cold Remedy infringes on a patent licensed to The Quigley Corporation ("Quigley"). The complaint seeks compensatory damages and injunctive relief. In a ruling on April 20, 2000, the judge in the case denied a motion for preliminary injunctive relief. In an amended order on May 12, 2000, the judge certified three issues of law for immediate appeal to the United States Court of Appeals for the Federal circuit. An appeal by Gum Tech and Gel Tech based on those three issues is currently pending before the United States Court of Appeals for the Federal circuit. The Federal District Court restored the case to its active docket even though the proceedings relating to that petition are still pending in the Court of Appeals. If found liable at trial, Gel Tech may be enjoined from making and selling Zicam(TM) Cold Remedy until Quigley's patent expires in March 2002, unless any such injunction is pending appeal. In addition, Gel Tech would be liable for damages adequate to compensate for the alleged infringement, which in no event would be less than a reasonable royalty. Each of the defendants denies the allegations of the complaint.

                                GEL TECH, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

7.   CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its cash equivalents and short term investments with high credit quality financial institutions and limits its credit exposure with any one financial institution. The Company's cash in its banks exceed the federally insured limits. The Company provides credit in the normal course of business to many of the nation's top drug stores and mass merchandisers. The Company's accounts receivable are due primarily from customers located throughout the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally requires no collateral. The Company maintains reserves for potential credit losses, and such losses have not exceeded management's expectations. The Company's sales are from two products, Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, which subjects the Company to significant financial exposure. If future sales change the Company's operations could be materially adversely affected.

     Sales to major customers, which comprised 10% or more of net sales, for the years ended December 31, 2000 and 1999 were as follows:

                                                                 2000      1999
                                                                 ----      ----
     Customer A                                                    *       10.1%
     Customer B                                                  16.0%     15.2%
     Customer C                                                  12.1%       *

     *    Less than 10%

8.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     Disclosures about Fair Value of Financial Instruments for the Company's financial instruments are presented in the table below. These calculations are subjective in nature and involve uncertainties and significant matters of judgment and do not include income tax considerations. Therefore, the results cannot be determined with precision and cannot be substantiated by comparison to independent market values and may not be realized in actual sale or settlement of the instruments. There may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used could significantly affect the results. The following table presents a summary of the Company's financial instruments as of December 31, 2000 and 1999:

                                        2000                      1999
                               -----------------------   -----------------------
                                Carrying    Estimated     Carrying    Estimated
                                 Amount     Fair Value     Amount     Fair Value
                               ----------   ----------   ----------   ----------
     Financial Assets:
      Cash and cash
       equivalents             $1,170,515   $1,170,515   $2,678,909   $2,678,909
      Restricted cash           1,166,339    1,166,339           --           --
     Financial Liabilities:
      Accounts payable -
       related entities            57,750       57,750       88,523       88,523
      Note payable              1,000,000    1,000,000           --           --

     The carrying amounts for cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short maturities of these instruments. The fair value of notes payable approximates fair value because of the market rate of interest on the notes payable.

                                GEL TECH, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS

9.   SUBSEQUENT EVENTS

     RELATED PARTY LOANS

     In January 2001, the Company borrowed $1,500,000 from the Company's members. The loans are payable March 31, 2001 with interest at 12% per annum and are subordinated to the Company's note payable to a bank.

     SETTLEMENT OF QUIGLEY LITIGATION (UNAUDITED)

     Without admitting guilt, the Company and Gum Tech agreed to settle the case in June 2001 to avoid the potential adverse consequences of an unfavorable outcome, including potential damages that may have been awarded to Quigley or the entry of an order for injunctive relief. The settlement provides for payments of $1.138 million and a royalty payment of 5.5% of net sales of Zicam Cold Remedy, but not less than $500,000, for the period April 1, 2001 through March 5, 2002.

     CHANGE IN OWNERSHIP AND INCOME TAX STATUS (UNAUDITED)

     On December 5, 2001 Gum Tech entered into a Purchase Agreement (the "Agreement") to acquire the 40% interest in the Company currently owned by Zensano, Inc. Gum Tech now owns 100% of the Company. Under the terms of the Agreement, Gum Tech paid $6.1 million in cash at closing and will make four subsequent cash payments of $2.75 million each spread out over the next two years, for a total cash purchase price of $17.1 million. The purchase price is subject to an adjustment if total net sales of the Company exceed $17.0 million in 2001. In addition, Gum Tech will pay a two percent royalty on net sales in excess of $6.0 million in the first quarter of 2002, and further, will compensate Zensano with an additional amount if Gum Tech sells all or part of the Company within twelve months of closing the transaction that results in net proceeds to Gum Tech in excess of the amount paid to Zensano.

     Upon Gum Tech becoming the sole member of the Company it will no longer qualify as partnership for tax purposes and a final partnership tax return will be filed. Thereafter, the Company will be treated as a "disregarded" entity for federal and state income tax purposes as long as Gum Tech remains the sole member of the Company and the Company will not be required to file federal and state income tax returns, and all the Company's activity will be reported on Gum Tech's federal and state income tax returns.